Exhibit 10.50
ASPEN INSURANCE HOLDINGS LIMITED
2003 SHARE INCENTIVE PLAN
AMENDMENT TO THE
2007 NONQUALIFIED SHARE OPTION AGREEMENT
THIS AMENDMENT (the “Amendment”) to the 2007 Nonqualified Share Option Agreement (the “Agreement”), is made effective as of the 27th day of October, 2009, between Aspen Insurance Holdings Limited, a Bermuda corporation (the “Company”), and                      (the “Participant”).
RECITALS:
WHEREAS, the Company has adopted the Aspen Insurance Holdings Limited 2003 Share Incentive Plan, as amended from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Amendment. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined to amend the Agreement to provide for vesting of the Option upon certain terminations of Employment.
NOW THEREFORE, the Agreement is amended as follows:
The following new Section 2(d) shall be inserted immediately following Section 2(c):
“(d) Notwithstanding anything to the contrary contained herein, in the event that the Participant’s Employment with the Company is terminated (i) due to the Participant’s death or (ii) by the Company due to the Participant’s Disability, the Option shall vest in full on the date of such termination of Employment.”
Except as expressly amended herein, the provisions of the Agreement shall remain in full force and effect.
This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment.

ASPEN INSURANCE HOLDINGS LIMITED
By:

AGREED AND ACKNOWLEDGED AS
OF THE DATE FIRST ABOVE WRITTEN:

Participant